EXHIBIT 10.1

Zimmer Holdings, Inc.

2001 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION GRANTED TO

OPTIONEE: ☐

STOCK AWARD SHARES: ☐

EXERCISE PRICE PER SHARE: ☐

AWARD DATE: ☐

Compensation and Management Development Committee:

Gentlemen:

     I understand that this option has been granted to provide a means for me to acquire and/or expand an ownership position in Zimmer Holdings, Inc., and it is expected that I will retain the stock I receive upon the exercise of this option consistent with the Company’s share retention guidelines in effect at the time of exercise.

     I hereby agree to the foregoing and following terms and conditions and accept the grant of this option subject thereto.

Date	Signature

ZIMMER HOLDINGS, INC.
2001 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTION

     Zimmer Holdings, Inc (the “Company”) hereby grants pursuant to the terms of the heretofore designated stock option plan (the “Plan”) to the heretofore named employee (the “Optionee”), as a matter of separate inducement and agreement in connection with her/his employment, and not as or in lieu of any salary or other compensation for her/his services, and upon the terms and conditions set forth below, the option to purchase the number of fully paid and non-assessable shares of the common stock of Zimmer Holdings, Inc., par value $.01 per share (“Common Stock”), heretofore set forth (this “Option”) on or before the expiration of ten years from the date hereof (the “Expiration Date”) at the aforementioned exercise price per share. The Board of Directors of the Company (the “Board”) has authorized the Compensation and Management Development Committee of the Board (the “Committee”) to administer the Plan.

     This Option is granted upon and subject to the following terms and conditions:

     1. No Option may be exercised hereunder for the purchase of shares unless the Optionee shall have remained in the continuous employ of the Company or of one of its subsidiaries for one year following the date hereof. Thereafter, provided that the Optionee shall at the time of such exercise, except as specifically set forth herein to the contrary, been in the employ of the Company or of one of its subsidiaries, this Option may from time to time prior to the Expiration Date be exercised in the manner hereinafter set forth, and this Option may be exercised (i) only to the extent of 25 percent of the number of shares to which this Option applies on or after the first anniversary and prior to the second anniversary of the date of grant hereof, (ii) only to the extent of 50 percent of the number of shares to which this Option applies on or after the second anniversary and prior to the third anniversary of the date of grant hereof, and (iii) only to the extent of 75 percent of the number of shares to which this Option applies on or after the third anniversary and prior to the fourth anniversary of the date of grant hereof.

     2. This Option hereby granted may be exercised, in whole or in part in accordance with the installment schedule heretofore set forth, by written notification delivered in person or by mail to the Secretary of the Company at its executive office in Warsaw, Indiana, such notification to be effective upon receipt by the Secretary on or before the specified Expiration Date, in substantially the form enclosed herewith, specifying the number of shares with respect to which this Option is then being exercised and accompanied by payment for such shares. In the event the specified Expiration Date falls on a day which is not a regular business day at the Company’s executive office in Warsaw, Indiana, then such written notification must be received at such office on or before the last regular business day prior to such Expiration Date. Payment is to be made by certified personal check, or bank draft payable to the order of Zimmer Holdings, Inc., by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or by delivery of a certificate or certificates for shares of Common Stock owned by the Optionee for at least six months having a fair market value at the date of exercise equal to the purchase price for such shares, or in any combination of the foregoing; provided, however, that payment in shares of Common Stock will not be permitted unless at least 100 shares of Common Stock are required and delivered for such purpose. Any stock certificate or certificates so delivered must be endorsed, or accompanied by an appropriate stock power, to the order of Zimmer Holdings, Inc., with the signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. No shares shall be sold or delivered hereunder until full payment for such shares has been made. At its discretion, the Committee may modify or suspend any method for the exercise of this Option. The Optionee shall have the rights of a shareholder only with respect to shares of stock for which certificates have been issued to her/him.

     3. The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of this Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, (iii) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable, and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its withholding obligation, if any, with respect to federal, state or local income or FICA or earnings tax or any other applicable tax assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon (the “Withholding Tax Obligation”). The Optionee may satisfy the Withholding Tax Obligation by authorizing the Company to withhold an appropriate number of shares being issued on exercise; provided, however, that the value of the shares withheld shall not exceed the Company’s minimum required Withholding Tax Obligation with respect to the exercise of this Option.

     4. This Option is not transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and is exercisable, during the life of the Optionee, only by her/him.

     5. Notwithstanding any other provision hereof:

     (a) If the Optionee shall retire or cease to be employed by the Company or any of its subsidiaries for any reason (other than death or disability entitling the Optionee to receive payments under a disability pay plan of the Company or any of its subsidiaries) after the Optionee shall have been continuously so employed for one year from the aforementioned date of grant, the Optionee may exercise this Option only to the extent that the Optionee was otherwise entitled to exercise it at the time of such retirement or cessation of employment with the Company or any of its subsidiaries, but in no event after (i) the date that is ten years next succeeding the date this Option was granted, in the case of retirement or cessation of employment with the Company or any of its subsidiaries on or after the Optionee’s 65th birthday, or on or after the Optionee’s 55th birthday after having completed 10 years of service with the Company or any of its subsidiaries, or on or after the date the sum of the Optionee’s age plus years of service, when rounded up to the next highest number, equals at least 70 and the Optionee has completed ten years of service with the Company or any of its subsidiaries and the Optionee’s employment terminates for any reason other than death, disability, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company and, where applicable, the Optionee has executed a general release, a covenant not to compete and/or a covenant not to solicit as required by the Company, or (ii) the date that is three months next succeeding retirement or cessation of employment, in the case of any other retirement or cessation of employment with the Company or any of its subsidiaries.

     (b) Whether military or government service or other bona fide leave of absence shall constitute termination of employment for the purpose of this Option shall be determined in each case by the Committee in its sole discretion.

     (c) If the Optionee has been continuously employed by the Company or one of its subsidiaries for one year after the granting of this Option and retires or ceases to be so employed by reason of disability entitling such Optionee to receive payments under a disability pay plan of the Company or a subsidiary, the Optionee shall be treated as though he/she remained in the employ of the Company or a subsidiary until the earlier of (i) cessation of payments under the disability pay plan, (ii) death, or (iii) attainment of 65th birthday.

     (d) Except as provided in section 4, in the event of the death of the Optionee while in the employ of the Company or of any of its subsidiaries or within whichever period after retirement or cessation of employment of the Optionee specified in subparagraphs (a) and (c) is applicable, and after he/she shall have been continuously so employed for one year after the granting of her/his Option, this Option theretofore granted to her/him shall be exercisable by the executors, administrators, legatees or distributees of her/his estate, as the case may be, only to the extent that the Optionee would have been entitled to exercise it if the Optionee were then living, subject to subparagraph (e) herein, but in the case of the death of any Optionee after retirement or cessation of employment in no event after the later of (i) the date twelve months next succeeding such death and (ii) the last day of the period after Retirement or other cessation of employment of the Optionee specified in subparagraphs (a)(i) or (a)(ii) and provided, in any case, not after the Expiration Date.

     In the event this Option is exercised by the executors, administrators, legatees or distributees of the estate of the Optionee, the Company shall be under no obligation to issue stock hereunder unless and until the Company is satisfied that the person or persons exercising this Option are the duly appointed legal representatives of the Optionee’s estate or the proper legatees or distributees thereof.

     (e) The provisions of section 1 hereof restricting the percentage of shares of an Option grant which can be exercised prior to the fourth anniversary of the date of such grant shall not apply if (i) the Optionee has reached age 60; (ii) the Optionee dies while in the employ of the Company or any of its subsidiaries; (iii) the Optionee shall have retired or ceased to be employed by the Company or any of its subsidiaries (1) on or after the Optionee’s 65th birthday, or (2) on or after the Optionee’s 55th birthday after having completed 10 years of service with the Company or any of its subsidiaries, or (3) on or after the date the sum of the Optionee’s age plus years of service, when rounded up to the next highest number, equals at least 70 and the Optionee has completed ten years of service with the Company or any of its subsidiaries and the Optionee’s employment terminates for any reason other than death, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company and, where applicable, the Optionee has executed a general release, a non-solicitation and/or non-compete agreement with the Company as required by the Company; or (iv) the Optionee’s employment terminates for any reason other than death, resignation, willful misconduct, or activity deemed detrimental to the interest of the Company provided the Optionee executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company as required by the Company. For the purposes of this Option, service with Bristol-Myers Squibb Company and its subsidiaries and affiliates before the effective date of the Plan shall be included as service with the Company.

     6. Under certain circumstances, if the Optionee’s employment with the Company or one of its subsidiaries terminates during the three year period following a change in control of the Company, this Option may become fully vested and exercisable. Please refer to the Plan for more information.

     7. If prior to the Expiration Date changes occur in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares and the like, the exercise price per share and the number and class of shares subject to this Option shall be appropriately adjusted by the Committee, whose determination shall be conclusive. If as a result of any adjustment under this paragraph any Optionee should become entitled to a fractional share of stock, the Optionee shall have the right to purchase only the adjusted number of full shares and no payment or other adjustment will be made with respect to the fractional share so disregarded.

     8. Until the Optionee is advised otherwise by the Committee, all notices and other correspondence with respect to this Option will be effective upon receipt at the following address:

     Compensation and Management Development Committee of the Board of Directors of Zimmer Holdings, Inc.

Zimmer Holdings, Inc.
345 East Main Street
Post Office Box 708
Warsaw, Indiana 46581-0708

     9. Except as explicitly provided in this agreement, this agreement will not confer any rights upon the Optionee, including any right with respect to continuation of employment by the Company or any of its subsidiaries or any right to future awards under the Plan. In no event shall the value, at any time, of this agreement, the Common Stock covered by this agreement or any other benefit provided under this agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of the Company or it subsidiaries unless otherwise specifically provided for in such plan.

     10. The Board and the Committee shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this agreement and all such Board and Committee determinations shall be final, conclusive, and binding upon the Optionee and all interested parties. The terms and conditions set forth in this agreement are subject in all respects to the terms and conditions of the Plan, as amended from time to time, which shall be controlling. This agreement contains the entire understanding of the parties and may not be modified or amended except in writing duly signed by the parties. The waiver of, or failure to enforce, any provision of this agreement or the Plan by the Company will not constitute a waiver by the Company of the same provision or right at any other time or a waiver of any other provision or right. The various provisions of this agreement are severable and any determination of invalidity or unenforceability of any provision shall have no effect on the remaining provisions. This agreement will be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties. The validity and construction of this agreement shall be governed by the laws of the State of Indiana.

ZIMMER HOLDINGS, INC.

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